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CUSIP No.  037032-10-9                 13G                   Page 10 of 11 Pages


                                    EXHIBIT 1
                                    ---------

Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated: February 8, 2002

                                                      /s/ Garo Armen
                                             ----------------------------------
                                             Garo Armen


                                             Antigenics Holdings LLC

                                             By:      /s/ Garo Armen
                                                -------------------------------
                                                Name: Garo Armen
                                                Title: Manager

                                             Armen Partners LP

                                             By:      /s/ Garo Armen
                                                -------------------------------
                                                Name: Garo Armen
                                                Title: General Partner